FIRST AMENDMENT
                              TO CUSTODY AGREEMENT


      This instrument dated __________________, 1998, is a First Amendment to that certain Custody Agreement dated December 29, 1993, by and between MORGAN GRENFELL INVESTMENT TRUST, a business trust organized under the laws of the State of Delaware, having its principal office and place of business at 885 Third Avenue, New York, New York 10022 (the "Trust"), on behalf of each series of the Trust listed on Schedule I, or later added to Schedule I and made a party to this agreement (each a "Portfolio") and THE NORTHERN TRUST COMPANY (the "Custodian"), an Illinois company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60675.

      WHEREAS, the Trust is a registered open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the Trust has retained the Custodian to furnish custodial services;

      WHEREAS, the Board of Trustees of the Trust (the "Board") wishes to delegate to the Custodian certain responsibilities with respect to the Trust's foreign custody arrangements in accordance with Rule 17f-5 under the 1940 Act;

      WHEREAS, the Board has determined that it is reasonable to rely on the Custodian to perform the responsibilities delegated to it under this Amendment;

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree to amend the Custody Agreement, pursuant to the terms thereof, as follows:

      1. Section 1(n) of the Custody Agreement is amended to read as follows:

      (n) "Sub-Custodian" shall mean and include (i) any branch of the Custodian, (ii) any bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act, and (iii) any "eligible foreign custodian," as that term is defined in Section (a)(1) of Rule 17f-5 under the 1940 Act.

      2. The following definitions are added to Section 1:

      (r) "Delegate" of the Trust shall mean and include any entity to whom the Board has delegated any responsibility pursuant to Section (b) of Rule 17f-5 of the 1940 Act.

      (s) "Country Risks" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including financial institutions such as any Mandatory Securities Depositories operating in the country); prevailing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

      (t) "Foreign Assets" means the investments (including foreign currencies) of any Portfolio for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolio's transactions in such investments.

      (u) "Mandatory Securities Depository" means a Securities Depository that the Delegate and the Trust agree, either as a legal or practical matter, must be used if a Portfolio determines to place Foreign Assets in a country outside the United States (i) because required by law or regulations; (ii) because securities cannot be withdrawn from such Securities Depository; or (iii) because maintaining or effecting trades in securities outside the Securities Depository is not consistent with prevailing custodial or market practices of U.S. investment companies investing in securities of the type held by the Securities Depository.

      (v) "Securities Depository" has the same meaning as set forth in Section
      (a)(6)of Rule 17f-5.

      3. Section 3 of the Custody Agreement is amended to read as follows:

      "3. Appointment and Removal of Sub-Custodians.

      (a) The Custodian may appoint one or more sub-custodians to act as Depository or Depositories or as Sub-Custodian or Sub-Custodians of Securities and moneys at any time held in any Portfolio, upon the terms and conditions specified in this Agreement. The Custodian shall oversee the maintenance by any Sub-Custodian of any Securities or moneys of any Portfolio.

      (b) Prior to the Custodian's use of any Sub-Custodian described in Section
      1
      (n), the Board or its Delegate must approve such Sub-Custodian and the agreement between the Custodian and such Sub-Custodian in the manner required by Rule 17f-5 and provide the Custodian with satisfactory evidence of such approval.

      (c) The Custodian shall promptly take such steps as may be required to remove any Sub-Custodian that has ceased to be an "eligible foreign custodian" or has otherwise ceased to meet the requirements of Section 17
      (f) of the 1940 Act or Rule 17f-5 thereunder. If the Custodian intends to remove any Sub-Custodian previously approved by the Board or its Delegate pursuant to paragraph 3(b), and the Custodian proposes to replace such Sub-Custodian with a Sub-Custodian that has not yet been approved by the Board or its Delegate, it will so notify the Board or its Delegate and provide it with information reasonably necessary to determine such proposed Sub-Custodian's eligibility under Rule 17f-5, including a copy of the proposed agreement with such Sub-Custodian. The Board shall at its meeting next following receipt of such notice and information, or a Delegate shall promptly, determine whether to approve the proposed Sub-Custodian and will promptly thereafter give written notice of the approval or disapproval of the proposed action.

      (d) The Custodian hereby warrants to the Trust that in its opinion, after due inquiry, the established procedures to be followed by each Sub-Custodian in connection with the safekeeping of property of a Portfolio pursuant to this Agreement afford reasonable care for the safekeeping of assets of an investment company registered under the 1940 Act based on the standards of custody applicable in the relevant market.

      4.    The following is added as Section 3A to the Custody Agreement:

            "3A. Delegation to Act as Foreign Custody Manager.

            (a) Delegation to the Custodian. The Trust, by resolution of the Board, hereby appoints the Custodian as its Delegate for each Portfolio and delegates to the Custodian the responsibilities set forth in this Section 3A with respect to Foreign Assets held outside the United States.

            (b) Countries Covered. The Delegate shall be responsible for performing the delegated responsibilities defined below only with respect to the countries listed on Schedule II of this Agreement, which may be amended from time to time if such amendment is accepted in writing by the Trust and the Delegate. Mandatory Securities Depositories are listed on Schedule III to this Agreement, which may be amended from time to time if such amendment is accepted in writing by the Trust and the Delegate.

            (c) Scope of Delegated Responsibilities.

      (1) Selection of Sub-Custodians. For each Portfolio, the Delegate shall place and maintain the Foreign Assets in the care of a Sub-Custodian selected by the Delegate in each country listed on Schedule II, as amended in accordance with this Agreement; provided that for each such Sub-Custodian that is not a Mandatory Securities Depository the Delegate shall have determined that the Foreign Assets will be subject to reasonable care if held by that Sub-Custodian, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including, without limitation:

                  (i) the  Sub-Custodian's  practices,  procedures  and internal controls, including, but not limited to, the physical protections available for certified securities (if applicable), its method of keeping custodial records, and its security and data protection practices;

                  (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for the Foreign Assets;

                  (iii) the Sub-Custodian's general reputation and standing and, in the case of a Securities Depository which is not a Mandatory Securities Depository, the Securities Depository's operating history and the number of participants in the Securities Depository; and

                  (iv) whether the Trust or the relevant Portfolio will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any officers of the Sub-Custodian in the United States or the Sub-Custodian's consent to service of process in the United States.

            Although the Delegate shall place and maintain the Foreign Assets with Mandatory Securities Depositories upon receipt of Written Instructions from the Portfolio's representatives, the Delegate shall not be responsible for, or liable for any loss in connection with, the selection of any such Depository.

            (2) Contracts with Sub-Custodians. For each Sub-Custodian selected by the Delegate, the Delegate shall (or, in the case of a Securities Depository which is not a Mandatory Securities Depository, may under the rules of established practices or procedures of the Securities Depository enter into a written contract governing each Portfolio's foreign custody arrangements with such Sub-Custodian. The Delegate shall determine that each such contract will provide reasonable care for the Foreign Assets held by that Sub-Custodian that is not a Mandatory Securities Depository based on the standards specified in Section 3A(c)(1) of this Agreement. Each such contract shall include provisions that provide:

                  (i) for  indemnification  or  insurance  arrangements  (or any combination of the foregoing) such that the relevant Portfolio will be adequately protected against the risk of loss of the Foreign Assets held in accordance with such contract;

                  (ii) that the Foreign Assets will not be subject to any right, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except the claim or payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws;

                  (iii) that beneficial  ownership of the Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

                  (iv) that adequate records will be maintained  identifying the
            Foreign Assets as belonging to the relevant Portfolio or as being held by a third party for the benefit of the relevant Portfolio;

                  (v) that the Trust's  independent  public  accountants will be given access to those records or confirmation of the contents of those records; and

                  (vi) that the Trust on behalf of each  Portfolio  will receive periodic reports with respect to the safekeeping of the Foreign Assets, including, but not limited to, notification of any transfer of the Foreign Assets to or from a Portfolio's account or a third party containing the Foreign Assets held for the benefit of the Portfolio, or, in lieu of any or all of the provisions set forth in (i) through (vi) above, such other provisions that the Delegate determines will provide, in their entirety, the same or greater level of care and protection for the Foreign Assets as the provisions set forth in (i) through (vi) above in their entirety. It is understood that the responsibility for establishing and maintaining arrangements with Securities Depositories in each foreign jurisdiction rests with the Sub-Custodian for such jurisdiction.

            (d) Monitoring. In each case in which the Delegate maintains Foreign Assets with a Sub-Custodian selected by the Delegate, the Delegate shall establish a system to monitor at reasonable intervals the initial and continued appropriateness of (i) maintaining the Foreign Assets with such Sub-Custodian and (ii) the contract governing the custody arrangements established by the Delegate with the Sub-Custodian.

            (e) Withdrawal of Foreign Assets. If the Delegate determines that an arrangement with a specific Sub-Custodian selected by the Delegate under
      Section 3A of this Agreement no longer meets the requirements of said Section, the Delegate shall withdraw the Foreign Assets from the care of such Sub-Custodian as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Foreign Assets or would materially impair the liquidity, value or other investment characteristics of the Foreign Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Written Instructions of the Board or its investment adviser with respect to such liquidation or other withdrawal.

            (f) Guidelines for the Exercise of Delegated Authority. The Trust and the Custodian each expressly acknowledge that the Delegate shall not be delegated any responsibility under this Section 3A with respect to Mandatory Securities Depositories; provided, however, that should the Securities and Exchange Commission amend Rule 17f-5 under the 1940 Act or issue an interpretative position on the Rule requiring the Delegate to assume any responsibility with respect to Mandatory Securities Depositories or should it become the prevailing industry practice for global custodians to assume any responsibilities with respect to Mandatory Securities Depositories, the Delegate agrees to negotiate an amendment to this Custody Agreement in good faith setting forth the terms under which the Delegate will assume such responsibilities.

            (g) Standard of Care as Delegate of the Trust. In performing the responsibilities delegated to it, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise. The Delegate agrees to notify immediately the Board if, the Delegate believes it cannot perform, in accordance with the foregoing standard of care, its duties hereunder generally or with respect to any country specified in Schedule II.

            (h) Reporting Requirements. The Delegate shall provide to the Board and each Portfolio's investment adviser written reports specifying placement of Foreign Assets with each Sub-Custodian selected by the Delegate and of any material changes in a Portfolio's foreign custody arrangements effected by the Delegate pursuant to this Section 3A. Such reports shall be provided to the Board at its regularly scheduled meeting next following the event being reported provided that, if the Delegate determines that any matter should be reported sooner, it shall promptly following the occurrence of the event direct such report to the Trust's Secretary for forwarding to the Board. At least annually, the Delegate shall provide the Board a written statement as may be reasonably required to enable the Board to determine that it is reasonable to rely on the Delegate to perform its delegated duties under this Section 3A and that the foreign custody arrangements delegated to the Delegate continue to meet the requirements of Rule 17f-5 under the 1940 Act.

            (i) Effective Date and Termination of the Custodian as Delegate. The Board's delegation to the Custodian as its Delegate shall be effective as of the date of execution of this Amendment and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective ninety (90) days (or such other period as agreed by the parties) after receipt by the non-terminating party of such notice.

      5.    The following is added as Section 3B to the Custody Agreement:

            "3B. Provision by Custodian of Services Relating to Country Risk. With respect to the countries listed in Schedule II, or added thereto, the Custodian agrees, on a best efforts basis, to provide annually to the Board and each Portfolio's investment adviser, such information, if available, relating to the Country Risks of holding Foreign Assets in such countries, including, but not limited to, the Mandatory Securities Depositories, if any, operating in the country. The Custodian further agrees to monitor the political, economic and financial conditions relating to each Mandatory Securities Depository and, on a best efforts basis, to promptly notify each Portfolio's investment adviser in the event of any material adverse change in any such condition.

      6. Sections 14(b)1 and 14(b)2 of the Custody Agreement are amended to read as follows:

            "1. The Custodian will use reasonable care with respect to its obligations under this Agreement and the safekeeping of property of the Portfolios. The Custodian shall be liable to, and shall indemnify and hold harmless the Trust from and against any loss which shall occur as the result of the failure of the Custodian or a Sub-Custodian (other than a Mandatory Securities Depository) to exercise reasonable care with respect to their respective obligations under this Agreement and the safekeeping of such property. The determination of whether the Custodian or Sub-Custodian has exercised reasonable care in connection with their obligations under this Agreement shall be made in light of prevailing standards applicable to professional custodians in the jurisdiction in which such custodial services are performed. In the event of any loss to the Trust by reason of the failure of the Custodian or a Sub-Custodian (other than a Mandatory Securities Depository) to exercise reasonable care, the Custodian shall be liable to the Trust only to the extent of the Trust's direct damages and expenses, which damages, for purposes of property only, shall be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special condition or circumstances.

            2. The Custodian will not be responsible for any act, omission, or default of, or for the solvency of, any Mandatory Securities Depository approved by the Board or its Delegate pursuant to Section 3 hereof."


      Except as set forth above, all terms of the Custody Agreement as in effect immediately prior to this amendment shall remain in full force and effect. In the event of any conflict between the terms of the Agreement prior to this Amendment and this Amendment, the terms of this Amendment shall prevail.

      Executed this ____ day of _______________, 1998.




THE NORTHERN TRUST COMPANY          MORGAN GRENFELL
                                            INVESTMENT TRUST

By: _____________________________         By: __________________________


Name: ___________________________         Name: ________________________


Title: ____________________________       Title: _________________________



29453/1-8

                                                                    SCHEDULE I


                          Portfolios of Morgan Grenfell
                   Investment Trust Subject to This Agreement


Portfolio

Morgan Grenfell International Equity Fund
Morgan Grenfell Global Equity Fund
Morgan Grenfell European Equity Fund
Morgan Grenfell Pacific Basin Equity Fund
Morgan Grenfell International Small Cap Equity Fund
Morgan Grenfell Japanese Small Cap Equity Fund
Morgan Grenfell European Small Cap Equity Fund
Morgan Grenfell Emerging Markets Equity Fund
Morgan Grenfell Core Global Fixed Income Fund (effective February 25, 1998) Morgan Grenfell Global Fixed Income Fund
Morgan Grenfell International Fixed Income Fund
Morgan Grenfell Emerging Markets Fixed Income Fund
Morgan Grenfell Emerging Local Currency Debt Fund (effective February 25, 1998) Morgan Grenfell Short-Term Fixed Income Fund
Morgan Grenfell Short-Term  Municipal Bond Fund
Morgan Grenfell Large Cap Growth Fund
Morgan Grenfell Smaller Companies Fund
Morgan Grenfell Microcap Fund
Morgan Grenfell Total Return Bond Fund (effective February 25, 1998)
Morgan Grenfell High Yield Bond Fund (effective February 25, 1998)

                                                                   SCHEDULE II


                           The Northern Trust Company
                              Countries Included in
                        Network of Global Sub-Custodians
                        --------------------------------

Country

Agentina                India             Slovenia

Australia               Indonesia         South Africa

Austria                 Ireland           South Korea

Bangladesh              Israel            Spain

Belgium                 Italy             Sri Lanka

Botswana                Japan             Sweden

Brazil                  Jordan            Switzerland

Canada                  Latvia            Taiwan

Chile                   Luxembourg        Thailand

China                   Malaysia          Turkey

Colombia                Mexico            United Kingdom

Cyprus                  Morocco           United States

Czech Republic          Netherlands       Uruguay

Denmark                 New Zealand       Venezuela

Estonia                 Norway            Zimbabwe

Finland                 Pakistan

France                  Philippines

Germany                 Poland

Greece                  Portugal

Hong Kong               Russia

Hungary                 Singapore

                                                                  SCHEDULE III


                             GLOBAL CUSTODY NETWORK
                       MANDATORY SECURITIES* DEPOSITORIES


            Country                       Mandatory Securities Depositories


            Argentina                     -Caja de Valores S.A.;

                                          -CRYL

            Australia                     -Austraclear Limited;

                                          -Reserve Bank Information and
                                          Transfer System (RITS)

                                          -Clearing House Electronic
                                          Sub-register System(CHESS)

            Austria -Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

            Belgium -Caisse Interprofessionnelle de Depots et de Virements de Titres S.A. (CIK);

                                          -Banque Nationale de Belgique

            Brazil                        -Bolsa de Valores de Sao Paulo
                                          (Bovespa)[CALISPA];

            Canada -The Canadian Depository for Securities Limited (CDS); West Canada Depository Trust Company [depositories linked]

            People's Republic             -Shanghi Securities Central Clearing
            of China                      and Registration Corporation (SSCCRC);

                                          -Shenzhen Securities Central
                                          Co., Ltd. (SSCC)

            Czech Republic                -Stredisko cennych papiru (SCP);

                                          -Czech National Bank (CNB)

            Denmark                       -Vaerdipapircentralen - The Danish
                                          Securities Center (VP)

            Egypt -Misr Company for Clearing, Settlement and Central Depository (MCSD)

*Mandatory securities depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                  SCHEDULE III


                             GLOBAL CUSTODY NETWORK
                       MANDATORY SECURITIES* DEPOSITORIES


            Country                       Mandatory Securities Depositories


            Estonia                       -Estonia Central Depository for
                                          Securities (ECDS)

            Finland                       -The Finnish Central Securities
                                          Depository (CSD)

            France                        -Societe Interprofessionnelle
                                          pour la Compensation des
                                          Valeurs Mobilieres (SICOVAM);

                                          -Banque de France,
                                          Saturne System

            Germany                       -The Deutscher Kassenverein AG

            Greece                        -The Central Securities Depository
                                          (Apothetirion Titlon A.E.);

            Hong Kong                     -The Central Clearing and
                                          Settlement System (CCASS);

            Hungary -The Central Depository and Clearing House (Budapest) Ltd. (KELER Ltd.)

            India                         -The National Securities Depository
                                          Limited (NSDL)

            Ireland                       -The Central Bank of Ireland, The Gilt
                                          Settlement Office (GSO)

                                          -CREST

            Italy                         -Monte Titoli S.p.A.;

                                          -Banca d'Italia

            Japan                         -Bank of Japan Net System

                                          -Japan Securities Depository Center
                                          (JASDEC)

            Republic of Korea             -Korea Securities Depository (KSD)

            Latvia                        Latvian Central Depository (LCD)

*Mandatory securities depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                  SCHEDULE III



                             GLOBAL CUSTODY NETWORK
                       MANDATORY SECURITIES* DEPOSITORIES


            Country                       Mandatory Securities Depositories


            Malaysia                      -Malaysian Central Depository Sdn.
                                          Bhd. (MCD);

            Mexico                        -S.D. INDEVAL, S.A. de C.V.
                                          (Instituto para el Deposito de
                                          Valores);

            Netherlands                   -Nederlands Centraal Instituut voor
                                          Giraal Effectenverkeer B.V. (NECIGEF);

                                          -AEX Clearing and Depository (ACD)
                                          (Note:the NECIGEF entry in H&D's
                                          listing became a unit of the ACD on
                                          January 1, 1997.)

            New Zealand                   -New Zealand Central Securities
                                          Depository Limited (NZCSD)

            Norway -Verdipapisentralen - The Norwegian Registry of Securities (VPS)

            Pakistan                      -Central Depository Company Pakistan
                                          Ltd. (CDC)

            Poland -The National Depository of Securities (Krajowy Depozyt Papierow
                                          Wartos`ciowych);

            Portugal                      -Central de Valores Mobiliarios
                                          (Central)

            Singapore                     -The Central Depository (Pte)
                                          Limited (CDP);

            Slovenia                      Central Securities Clearing
                                          Corp. (KDD)

            Spain                         -Servicio Compensacion y
                                          Liquidacion de Valores, S.A. (SCLV);

            Sri Lanka                     -Central Depository System
                                          (Pvt) Limited (CDS)

            Sweden -Vardepapperscentralen VPC AB- The Swedish Central Securities Depository

*Mandatory securities depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                  SCHEDULE III


                             GLOBAL CUSTODY NETWORK
                       MANDATORY SECURITIES* DEPOSITORIES


            Country                       Mandatory Securities Depositories


            Switzerland                   -Schweizerische Effekten - Giro AG
                                          (SEGA);

            Taiwan - R.O.C.               -The Taiwan Securities Central
                                          Depository Companyk, Ltd. (TSCD)

            Tunisia                       -STICODEVAM;

                                          -Central Bank of Tunisia;

                                          -Tunisian Treasury

            United Kingdom                -The Bank of England,
                                          The Central Gilts Office (CGO);
                                          -CREST

                                          -First Chicago Clearing Centre

            Uruguay                       -Central Bank of Uruguay



*Mandatory securities depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.